     Earnings Release  FY & Q4 2021 ResultsJuly 30, 2021

 StrategicPriorities

 IMMEDIATE PRIORITIES    Ensuring the health and safety of our P&G colleagues around the world.Maximizing the availability of products we produce to help people and their families with their cleaning, health and hygiene needs.Supporting communities, relief agencies and people who are on the front lines of this global pandemic.

 SUPERIORITYTO WIN WITH CONSUMERS  LEADING CONSTRUCTIVE DISRUPTION  FOCUSED & AGILE ORGANIZATION  STRATEGIC FOCUS AREAS  PORTFOLIO: DAILY USE, PERFORMANCE DRIVES BRAND CHOICE  PRODUCTIVITY TO FUEL INVESTMENTS                                                                                                                            Products  Packaging  Value  New StandardOf Excellence  Communication  Retail Execution

 Business ResultsFiscal Year 2021

   FY 2021HIGHLIGHTS

 Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free CashFlow Productivity  FY ‘21  +6%  +3%  +11%  107%  Currency Neutral Core EPS Growth  +11%  Fiscal Year 2021 RESULTS

 ORGANIC SALES GROWTHANNUAL PROGRESSION  FY ‘21 organic sales were driven by volume, pricing & mix.Organic volume +3%, pricing +1% and mix +2%.

 CORE EPS GROWTHANNUAL PROGRESSION  Core gross margin +20 basis pointsCore operating margin +80 basis pointsTotal productivity savings +250 basis points

 Core gross margin ex-FX +60 basis pointsCore operating margin ex-FX +130 basis points  CURRENCY NEUTRAL CORE EPS GROWTHANNUAL PROGRESSION

 Business ResultsQ4 FY 2021

 Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free CashFlow Productivity  Q4 FY ‘21  +4%  +1%  -3%  117%  Currency Neutral Core EPS Growth  -4%  Q4 FY 2021 RESULTS

   Organic volume, pricing and mix each contributed more than one-point organic sales.  ORGANIC SALES GROWTHQ4 FY 2021 RESULTS

 Core gross margin -260 basis pointsCore operating margin -230 basis pointsTotal productivity savings +320 basis points  CORE EPS GROWTHQ4 FY 2021 RESULTS

 Core gross margin ex-FX -260 basis pointsCore operating margin ex-FX -210 basis points  CURRENCY NEUTRAL CORE EPS GROWTHQ4 FY 2021 RESULTS

 GLOBAL MARKET SHARES    Top 50 Category/Country Combinations  # Grew/Held Value Share   17  23  26  33  30  33

         65  YEARS  Of dividend increases  131  YEARS  Of dividend payments  10%  INCREASE  In quarterly dividendApril 2021  Dividend per share over time:  RETURNING VALUE TO SHAREOWNERS

 Business Segment Results and HighlightsQ4 FY 2021

 +4% Pricing, +1% MixGlobal value share was flat versus year ago. Skin & Personal Care share increased 0.3 points and Hair Care share decreased 0.6 points versus year ago.Net Earnings: Driven by pricing, productivity savings and foreign exchange.  Q4 FY 2021 RESULTSBEAUTY SEGMENT

Q4 FY 2021 RESULTS
BEAUTY HIGHLIGHTS

- Beauty Segment has delivered 23 consecutive quarters of organic sales growth through Q4.

- Hair Care organic sales increased low single digits versus year ago. Greater China and Latin America growth was driven by premium innovation and pricing. This was more than offset by North America due to the impact of pandemic-related inventory restocking in the base period.

- Skin & Personal Care organic sales increased double digits versus year ago. Global SK-II organic sales increased more than 30%, driven by continued strength in Hainan and a low base period due to the pandemic. Globally, Total Personal Care (Personal Cleansing and Antiperspirants/Deodorant) organic sales increased low single digits versus year ago, with growth in Antiperspirants/Deodorants more than offsetting a decline in Personal Cleansing.

Q4 FY 2021 RESULTS
GROOMING SEGMENT


Organic Sales
6%
Organic Volume
4%
Net Earnings
17%
Constant Currency Net Earnings
12%

- +2% Pricing, flat Mix
- Global value share was flat versus year ago. Global Shave share increased 0.5 points versus year ago. Global Appliances share decreased 0.5 points versus year ago.
- Net Earnings: Volume, productivity savings, increased pricing and foreign exchange were partially offset by investments in brand communication and negative mix.

 Shave Care organic sales grew mid-single digits, with positive organic sales in each region, as COVID related consumption declines are now reflected in the base period and behind premium innovation. Male Blades & Razors grew mid-single digits and Female Blades & Razors grew double digits. Appliances organic sales increased mid-single digits. North America organic sales declined double digit due to a COVID related consumption surge in the base period. This was more than offset by Japan growth of more than 30% behind premium innovation.  Q4 FY 2021 RESULTSGROOMING HIGHLIGHTS

 +1% Pricing, flat MixGlobal value share increased 2 points versus year ago, with over one point of share growth in both Oral Care and Personal Health Care.Net Earnings: Volume and productivity savings were partially offset by mix and investments in brand communication.  Q4 FY 2021 RESULTSHEALTH CARE SEGMENT

 Oral Care organic sales increased mid-teens versus year ago behind strong business momentum. North America organic sales grew double digits, led by growth over 40% in Power Brush and Whitening behind premium innovation. Europe organic sales grew mid-teens driven by strong business momentum on Power Brush and COVID-related consumption declines in the base period.Personal Health Care organic sales grew mid-teens versus year ago. A decline in Respiratory was more than offset by strong growth in the balance of the portfolio and pricing.  Q4 FY 2021 RESULTSHEALTH CARE HIGHLIGHTS

 Flat Pricing, +1% MixGlobal value share increased 1.5 points versus year ago, with share growth in both Fabric Care and Home Care.Net Earnings: Modest topline growth due to COVID-consumption increases in the base period was more than offset by increased commodity and freight costs and negative product mix.  Q4 FY 2021 RESULTSFABRIC & HOME SEGMENT

Q4 FY 2021 RESULTS
FABRIC & HOME HIGHLIGHTS

- Fabric Care organic sales grew mid-single digits versus year ago. Growth continues to be driven by premium innovation, with global Laundry Unit-Dose growing double digits and Fabric Enhancer Beads growing 30%. Fabric Enhancer Beads surpassed one billion dollars in sales in Fiscal Year 2021. Topline growth was impacted by a COVID-related consumption surge in the base period. Two-year stacked, Fabric Care grew double digits.

- Home Care organic sales declined low single digits primarily driven by a COVID-related consumption surge in the base period. Two-year stacked, Home Care grew more than 30% and continues to benefit from premium innovation resulting in share growth across Dish Care, Air Care and Surface Care.

 +1% Pricing, +1% MixGlobal value share for the Baby, Feminine, and Family Care segment increased 0.2 points versus year ago.Net Earnings declined due to commodities and freight headwinds, negative mix and volume decline driven by significant COVID-consumption increases in the base period, particularly in Family Care.   Q4 FY 2021 RESULTSBABY, FEMININE, and FAMILY CARE SEGMENT

Q4 FY 2021 RESULTS
BABY, FEMININE, and FAMILY CARE HIGHLIGHTS

- Baby Care organic sales increased mid-single digits. North America grew mid-single digits and Europe grew double digits, more than offsetting a double-digit decline in Greater China.

- Feminine Care organic sales grew mid-single digits, driven by double digit growth in Adult Incontinence behind premium innovation. Europe organic sales grew high single digits behind premium innovation, pricing and COVID-related consumption declines in the base period.

- Family Care organic sales decreased double digits due to a COVID-related consumption surge in the base period. On a two-year stack basis, Family Care grew high single digits.

FY 2022 Guidance

   FY ‘22  Organic Sales Growth  +2% to +4%   All-in Sales Growth  +2% to +4%   FY 2022 GuidanceSALES  Organic sales growth +2% to +4%All-in sales growth +2% to +4%FX is expected to be neutral to modestly positive to sales for the year

   FY ‘22  FY ’21 BasePeriod EPS  Core EPS Growth  +3% to +6%  $5.66  All-in EPS Growth  +6% to +9%  $5.50  FY 2022 GuidanceEARNINGS PER SHARE  Core EPS growth +3% to +6% All-in EPS growth +6% to +9%Core effective tax rate 18% to 19%

 FY 2022 GuidanceCASH GENERATION AND USAGE   Adjusted Free Cash Flow Productivity: 90% Capital Spending, % Sales: 4% to 5%Dividends: >$8BDirect Share Repurchase: $7 to $9B

 Significant deceleration of market growth ratesSignificant currency weaknessSignificant commodity cost increasesAdditional geo-political disruptions and economic volatility  FY 2022 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements, and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices, or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, environmental, due diligence, risk oversight, and accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the COVID-19 outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's July 30, 2021 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 7
3.	Core gross margin and currency-neutral Core gross margin – page 10
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 10
5.	Free cash flow productivity and Adjusted free cash flow productivity — page 11

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017), the impact of Venezuela deconsolidation in 2016 and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has historically had an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax.  Since 2012, the Company has had a strategic productivity and cost savings initiative that resulted in incremental restructuring charges.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.  In fiscal 2021 and onwards, the Company expects to incur restructuring costs within our historical ongoing level.

•
Transitional Impact of U.S. Tax Act:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $602 million for the fiscal year 2018. The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on the respective years’ earnings.

•
Charges for Certain European legal matters:  Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods.  In 2016, the Company incurred after-tax charges of $11 million to adjust legal reserves related to these matters.

•
Venezuela deconsolidation charges: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

•
Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company finalized the dissolution of our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in the quarter ended September 30, 2018. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Shave Care Impairment: In the fourth quarter of fiscal 2019, the company recognized a one-time, non-cash, after-tax charge of $8.0 billion ($8.3 billion before tax) to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion ($1.6 billion before tax) to reduce the carrying value of the Gillette indefinite-lived intangible assets.

•
Anti-dilutive Impacts: The Shave Care impairment charges caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be concerted or exercised. Specifically, in the fourth quarter and total fiscal 2019, the weighted average outstanding preferred shares were not included in the diluted weighted average common shares outstanding. Additionally, in the fourth quarter of fiscal 2019, none of our outstanding share-based equity awards were included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.

•
Early debt extinguishment charges:  In the three months ended December 31, 2020, the company recorded after tax charges of $427 million ($512 million before tax), due to early extinguishment of certain long-term debt.  These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and adjustments for items as indicated. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Free cash flow productivity and Adjusted free cash flow productivity*:  Free cashflow productivity is defined as the ratio of free cash flow to net earnings. Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the charges for early debt extinguishment (which are not considered part of our ongoing operations). Management views free cash flow productivity and adjusted free cash flow productivity as useful measures to help investors understand P&G’s ability to generate cash. These measures are used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:
Three Months Ended June 30, 2021	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	11%	(5)%	-%	6%
Grooming	10%	(4)%	-%	6%
Health Care	18%	(4)%	-%	14%
Fabric Care & Home Care	5%	(3)%	-%	2%
Baby, Feminine & Family Care	1%	(3)%	1%	(1)%
Total P&G	7%	(3)%	-%	4%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Twelve Months Ended June 30, 2021	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Total P&G	7%	(1)%	-%	6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Fiscal Years

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
FY 2020	5%	2%	(1)%	6%
FY 2019	1%	4%	-%	5%
FY 2018	3%	(2)%	-%	1%
FY 2017	-%	2%	-%	2%
FY 2016	(8)%	6%	3%	1%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2019	7%	2%	(2)%	7%
OND 2019	5%	1%	(1)%	5%
JFM 2020	5%	2%	(1)%	6%
AMJ 2020	4%	3%	(1)%	6%
JAS 2020	9%	1%	(1)%	9%
OND 2020	8%	-%	-%	8%
JFM 2021	5%	(1)%	-%	4%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Two-Year Stacked Growth
Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Fiscal Year 2020	5%	2%	(1)%	6%
Fiscal Year 2021	7%	(1)%	-%	6%
Past Two Years Stacked				12%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
1st Half FY 2021
Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
July – December 2020	8%	1%	-%	9%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters Beauty

Total Beauty	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
OND 2015	(10)%	7%	4%	1%
JFM 2016	(8)%	5%	4%	1%
AMJ 2016	(5)%	3%	3%	1%
JAS 2016	(1)%	2%	2%	3%
OND 2016	(1)%	2%	2%	3%
JFM 2017	(2)%	1%	2%	1%
AMJ 2017	2%	2%	1%	5%
JAS 2017	5%	-%	-%	5%
OND 2017	10%	(1)%	-%	9%
JFM 2018	10%	(5)%	-%	5%
AMJ 2018	10%	(3)%	-%	7%
JAS 2018	5%	3%	(1)%	7%
OND 2018	4%	4%	-%	8%
JFM 2019	4%	5%	-%	9%
AMJ 2019	3%	5%	-%	8%
JAS 2019	8%	2%	-%	10%
OND 2019	7%	1%	-%	8%
JFM 2020	(1)%	2%	-%	1%
AMJ 2020	-%	4%	(1)%	3%
JAS 2020	7%	1%	(1)%	7%
OND 2020	6%	(1)%	-%	5%
JFM 2021	9%	(2)%	-%	7%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2022 (Estimate)	+2% to +4%	-	+2% to +4%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:
	Three Months Ended June 30
	2021	2020
Diluted Net Earnings Per Share	$1.13	$1.07
Incremental Restructuring		0.09
Core EPS	$1.13	$1.16
Percentage change vs. prior period	(3)%
Currency Impact to Earnings	(0.02)
Currency-Neutral Core EPS	$1.11
Percentage change vs. prior period Core EPS	(4)%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

	Twelve Months Ended June 30
	2021	2020
Diluted Net Earnings Per Share	$5.50	$4.96
Incremental Restructuring		0.16
Early Debt Extinguishment	0.16
Core EPS	$5.66	$5.12
Percentage change vs. prior period	11%
Currency Impact to Earnings	0.04
Currency-Neutral Core EPS	$5.70
Percentage change vs. prior period Core EPS	11%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Prior Fiscal Years

	2020	2019	2018	2017	2016	2015
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$4.96	$1.43	$ 3.67	$ 3.69	$ 3.49	$ 2.84
Incremental Restructuring	0.16	0.13	0.23	0.10	0.18	0.17
Early Debt Extinguishment Charges			0.09	0.13
Transitional Impact of U.S. Tax Act			0.23
Venezuela B/S Remeasurement and Devaluation Impacts						0.04
Charges for Pending European Legal Matters						0.01
Venezuela Deconsolidation Charges						0.71
Gain on PGT Dissolution		(0.13)
Shave Care Impairment		3.03
Anti-dilutive Impacts		0.06
Rounding						(0.01)
Core EPS	$5.12	$4.52	$ 4.22	$ 3.92	$ 3.67	$3.76
Percentage change vs. prior period	13%	7%	8%	7%	(2)%
Currency Impact to Earnings	0.15	0.35	(0.05)	0.15	0.35
Currency-Neutral Core EPS	$5.27	$4.87	$ 4.17	$ 4.07	$ 4.02
Percentage change vs. prior period Core EPS	17%	15%	6%	11%	7%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Prior Quarters
	JAS 19	JAS 18	OND 19	OND 18	JFM 20	JFM 19	AMJ 20	AMJ 19	JAS 20	JAS 19	OND 20	OND 19	JFM 21	JFM 20
Diluted Net Earnings Per Share attributable to P&G	$ 1.36	$ 1.22	$ 1.41	$1.22	$1.12	$1.04	$1.07	$(2.12)	$1.63	$1.36	$1.47	$1.41	$1.26	$1.12
Incremental Restructuring	0.01	0.03	0.01	0.03	0.05	0.02	0.09	0.06		0.01		0.01		0.05
Gain on Dissolution of PGT Partnership		(0.14)
Shave Care Impairment								3.02
Anti-dilutive Impacts								0.14
Early Debt Extinguishment											0.16
Rounding		0.01									0.01
Core EPS	$ 1.37	$ 1.12	$1.42	$1.25	$1.17	$1.06	$1.16	$1.10	$1.63	$1.37	$1.64	$1.42	$1.26	$1.17
Percentage change vs. prior period	22%		14%		10%		5%		19%		15%		8%
Currency Impact to Earnings	0.02		0.02		0.05		0.06		0.04		0.03		-
Currency-Neutral Core EPS	$1.39		$1.44		$1.22		$1.22		$1.67		$1.67		$1.26
Percentage change vs. prior period Core EPS	24%		15%		15%		11%		22%		18%		8%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Guidance
Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2022 (Estimate)	+6% to +9%	(3)%	+3% to +6%
* Includes impact of charges for early debt extinguishment in fiscal 2021.

3. Core gross margin:
	Three Months Ended June 30
	2021	2020
Gross Margin	48.3%	49.5%
Incremental Restructuring		1.4%
Core Gross Margin	48.3%	50.9%
Basis point change vs. prior year Core margin	(260)
Currency Impact to Margin	-
Currency-Neutral Core Gross Margin	48.3%
Basis point change vs prior year Core margin	(260)

	Twelve Months Ended June 30
	2021	2020
Gross Margin	51.2%	50.3%
Incremental Restructuring		0.7%
Core Gross Margin	51.2%	51.0%
Basis point change vs. prior year Core margin	20
Currency Impact to Margin	0.4%
Currency-Neutral Core Gross Margin	51.6%
Basis point change vs prior year Core margin	60

4. Core operating profit margin:
	Three Months Ended June 30
	2021	2020
Operating Profit Margin	18.7%	19.7%
Incremental Restructuring Rounding		1.3%
Core Operating Profit Margin	18.7%	21.0%
Basis point change vs. prior year Core margin	(230)
Currency Impact Margin	0.2%
Currency-Neutral Core Operating Profit Margin	18.9%
Basis point change vs. prior year Core Margin	(210)

	Twelve Months Ended June 30
	2021	2020
Operating Profit Margin	23.6%	22.1%
Incremental Restructuring		0.6%
Rounding		0.1%
Core Operating Profit Margin	23.6%	22.8%
Basis point change vs. prior year Core margin	80
Currency Impact Margin	0.5%
Currency-Neutral Core Operating Profit Margin	24.1%
Basis point change vs. prior year Core Margin	130

5. Adjusted free cash flow productivity and Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended June 30, 2021
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$4,121	$(714)	$3,407	$2,908	117%

Twelve Months Ended June 30, 2021
Operating Cash Flow	Capital Spending	U.S. Tax Act Payment	Adjusted Free Cash Flow	Net Earnings	Early Debt Extinguishment Charges	Net Earnings Excluding Adjustments	Adjusted Free Cash Flow Productivity
$18,371	$(2,787)	$225	$15,809	$14,352	$427	$14,779	107%